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                                                                  EXHIBIT h(i)

                                RS INVESTMENT TRUST
                               555 California Street
                          San Francisco, California  94104


                              February 26, 1999


RS Investment Management, L.P.
555 California Street
San Francisco, California  94104

     Re:  ADMINISTRATIVE SERVICES AGREEMENT

Dear Sirs:

     RS Investment Trust, a Massachusetts business trust (the "Trust"), is engaged in the business of an investment company. The Trust desires that you act as administrator of the various series of shares of the Trust (each, a "Fund") set out on Schedule A hereto, and you are willing to act as such administrator and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust, on behalf of each Fund, agrees with you as follows:

     1. DELIVERY OF FUND DOCUMENTS. The Trust has furnished you with copies properly certified or authenticated of each of the following:

     (a) the Agreement and Declaration of Trust of the Trust (the "Declaration of Trust").

     (b)  the By-Laws of the Trust as in effect on the date hereof.

     (c) Resolutions of the Board of Trustees of the Trust selecting you as administrator and approving the form of this Agreement.

     The Trust will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.


     2. ADMINISTRATIVE SERVICES. You will continuously provide business management services to each Fund and will generally, subject to the general oversight of the Trustees and except as provided in the next following paragraph, manage all of the business and affairs of each Fund, subject always to the provisions of the Trust's Declaration of Trust and By-Laws and of the Investment Company Act of 1940, as amended (the "1940 Act"), and subject,


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further, to such policies and instructions as the Board of Trustees may from time to time establish. You shall, except as provided in the next following paragraph, advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board of Trustees regarding the conduct of the business of each Fund.

     No provision of this Agreement shall be deemed to require you at any time to provide to any Fund or to any person with respect to any Fund investment research, advice, or supervision, or in any way to advise any Fund or any person acting on behalf of any Fund as to the value of securities or other investments or as to the advisability of investing in, purchasing, or selling securities or other investments.

     3. ALLOCATION OF CHARGES AND EXPENSES. You will make available, without expense to the Funds, the services of such of your directors, officers, and employees as may duly be elected Trustees or officers of the Trust, subject to
their individual consent to serve and to any limitations imposed by law.   You
will pay the compensation of such of your directors, officers, and employees as may duly be elected Trustees or officers of the Trust. You will not be required to pay any expenses of the Trust other than those specifically allocated to you in this paragraph 3. In particular, but without limiting the generality of the foregoing, you will not be required to pay: clerical salaries not relating to the services described in paragraph 2 above; fees and expenses incurred by the Trust in connection with membership in investment company organizations; brokers' commissions; payment for portfolio pricing services to a pricing agent, if any; legal, auditing, or accounting expenses; taxes or governmental fees; the fees and expenses of the transfer agent of the Funds; the cost of preparing share certificates or any other expenses, including clerical expenses, incurred in connection with the issue, sale, underwriting, redemption, or repurchase of shares of the Funds; the expenses of and fees for registering or qualifying securities for sale; the fees and expenses of Trustees of the Trust who are not affiliated with you; the cost of preparing and distributing reports and notices to shareholders; public and investor relations expenses; or the fees or disbursements of custodians of the Funds' assets, including expenses incurred in the performance of any obligations enumerated by the Declaration of Trust or By-Laws of the Trust insofar as they govern agreements with any such custodian.

     4. COMPENSATION. No fee or compensation is payable to you by the Funds under this Agreement for the services performed or the facilities furnished or expenses assumed by you.

     5. LIMITATION OF LIABILITY. You shall not be liable for any error of judgement or mistake of law or for any loss suffered by a Fund in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith, or gross negligence on your part in the performance of your duties, or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also employed by you, who may be or become an employee of and paid by the Trust shall be deemed, when


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acting within the scope of his or her employment by the Trust, to be acting in such employment solely for the Trust and not as your employee or agent.

     6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until February 26, 2001 and continue from year to year thereafter in respect of each Fund, but only so long as such continuance is specifically approved in respect of such Fund at least annually by the vote of a majority of the Trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees. This Agreement may, on 30 days notice, be terminated as to any Fund at any time without the payment of any penalty by you, and, as to any Fund, immediately upon notice, by the Board of Trustees or by vote of a majority of the outstanding voting securities of that Fund. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act, as modified by rule 18f-2 under the Act (particularly the definitions of "interested person" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation, or order.

     7. AMENDMENT OF THIS AGREEMENT. No provisions of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective as to any Fund until approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

     8. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but are binding only upon the assets and property of the Trust.

     If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract.


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                              Yours very truly,

                              RS INVESTMENT TRUST


                              By:  /s/ George R. Hecht
                                  ---------------------------

The foregoing Agreement is hereby
accepted as of the date thereof.

RS INVESTMENT MANAGEMENT, L.P.

By RS Investment Management Co. LLC

By: /s/ George R. Hecht
    -----------------------------


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                                      SCHEDULE A

                                  February 26, 1999

                                RS Diversified Growth
                               RS Growth & Income Fund
                             The Information Age Fund-TM-
                               RS MicroCap Growth Fund
                           RS Global Natural Resources Fund


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